Exhibit 10.2
Note: Do not sign and return this document to the Company. By clicking on the [“ACCEPT” box], you acknowledge that you have read the information below and agree to be bound by the terms of the Plan and Agreement, including the Appendix. To avoid cancellation of the Award, you must provide such acceptance within ninety (90) days of the Date of Grant, as set forth in Section 18 of this Agreement.
SERVICESOURCE INTERNATIONAL, INC.
2011 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the ServiceSource International, Inc. 2011 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in the Agreement.

I.	NOTICE OF GRANT OF RESTRICTED STOCK UNIT
Name:
You have been granted an Award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and the Agreement, as follows:
Date of Grant:
Vesting Commencement Date:
Total Number of RSUs Granted:
Vesting Schedule: The RSUs awarded by this Agreement shall vest in accordance with the following schedule:
[INSERT VESTING SCHEDULE]

II.	AGREEMENT
1.Grant of Restricted Stock Unit.
The Company hereby grants to the Participant named in the Notice of the Grant of Restricted Stock Units attached as Part I of this Restricted Stock Unit Award Agreement (“Notice of Grant”) an Award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in the Restricted Stock Unit Agreement, including any special terms and conditions for the Participant’s country of residence contained in the Appendix (as defined below) (together, the “Agreement”) and the Plan (which is incorporated herein by reference).
2.Company’s Obligation.
Each RSU represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Participant will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting Schedule.

The RSUs awarded by this Agreement will vest in accordance with the schedule set forth in your online E*Trade account.
4.Forfeiture upon Termination as Employee, Director or Consultant.
Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant terminates as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company. If the Participant resides outside of the United States, in the event of termination of Participant’s employment (regardless of the reason for such termination and whether or not in breach of employment laws in the country where the Participant resides or is employed or the terms of the Participant’s employment agreement, if any, and whether or not later found to be invalid), Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing services and will not be extended by any notice period mandated under employment laws in the country where the Participant resides or is employed (e.g., active employment would not include any contractual notice period or any period of “garden leave” or similar period mandated in the country in which the Participant resides or is employed or the terms of the Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether or not the Participant may still be considered as actively providing services while on an approved leave of absence).
5.Payment after Vesting.
Any RSUs that vest in accordance with paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in Shares, provided that to the extent determined appropriate by the Company, the minimum statutorily required local, foreign, federal, and state withholding of Tax-Related Items (as defined in paragraph 7 below) with respect to such RSUs will be paid by reducing the number of vested RSUs actually paid to the Participant.
6.Payments after Death.
Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.Responsibility for Taxes.
Regardless of any action the Company or the Subsidiary employing the Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any Dividend Equivalents; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Participant’s participation in the Plan to reduce or eliminate the Participant’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon vesting/settlement of the RSU; provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Alternatively, should such method be impermissible or impractical in a particular jurisdiction, the Company may, in its sole discretion, use one or a combination of the following methods:
(i)    withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or
(ii)    withholding from proceeds of the sale of Shares acquired upon exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
If the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, then withholding shall only be by withholding in Shares or the Participant shall be entitled to elect the method of withholding from the alternatives above.
If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.
Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
8.Rights as Stockholder.
Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker designated by the Company.
9.No Effect on Employment.
The terms of the Participant’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Employer (as the case may be). The terms of this Agreement shall not affect the rights of the Company or the Employer to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause or notice, unless otherwise provided in an employment agreement.

10.Grant is Not Transferable.
Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
11.Acknowledgements. The Participant acknowledges the following:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been awarded in the past;
(c)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)the Participant’s participation in the Plan shall not create a right to further employment with the Company or the Employer;
(e)the Participant is voluntarily participating in the Plan;
(f)the Award and the Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary or affiliate of the Company;
(g)the Award and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary or affiliate of the Company;
(h)the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(i)for Participants who reside outside the U.S., the following additional provisions shall apply:
(i)the Award and the Shares subject to the Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Participant’s employment or service contract, if any;
(ii)the Award and the Shares subject to the Award are not intended to replace any pension rights; and
(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s services by the Company or the Employer (whether or not in breach of employment laws in the country where the Participant resides and whether or not later found to be invalid) and in consideration of the Award of RSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.
12.No Advice Regarding Award.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
13.Data Privacy.
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Participant understands that Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participants who reside outside the U.S. understand that they may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, its designated Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participants who reside outside the U.S. understand that they may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing their local human resources representative. The Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent or later seeks to revoke his or her consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
14.Binding Agreement.
Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.Additional Conditions to Issuance of Stock.
If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any local, foreign, state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such local, foreign, state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
16.Plan Governs.
This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.
17.Governing Law and Venue.
This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco City and County, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.
18.Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
By electronically accepting this Agreement and participating in the Plan, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement, including the Appendix. If the Participant does not accept this Agreement within ninety (90) days of the Date of Grant, this Agreement will be null and void following the ninetieth (90th) day after the Date of Grant and the Participant will have no right or claim to the Award.

19.Language.
If the Participant has received this Agreement or any other document related to the Award and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
20.Severability.
The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.Appendix.
Notwithstanding any provisions in the Agreement, the Award shall be subject to any special terms and conditions set forth in the Appendix for the Participant’s country of residence. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with the relevant laws concerning the issuance or sale of Shares or to facilitate the administration of the Plan. The Appendix constitutes part of the Agreement.
22.Imposition of Other Requirements.
The Company reserves the right to impose other requirements on the Award of RSUs and the Shares acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with the relevant laws or concerning the issuance or sale of Shares or to facilitate the administration of the Plan, and to require the Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.Waiver.
The Participant acknowledges that a waiver by the Company or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Participant or any other employee.